United States

Securities and Exchange Commission
 Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report: March 8, 2017
 (Date of Earliest Event Reported)

REALTY INCOME CORPORATION
 (Exact name of registrant as specified in its charter)

Maryland	1-13374	33-0580106

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

11995 El Camino Real, San Diego, California 92130
 (Address of principal executive offices)

(858) 284-5000
 (Registrant’s telephone number, including area code)

N/A
 (former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On March 8, 2017, Realty Income Corporation (the “Company”) entered into a purchase agreement with Citigroup Global Markets Inc., Barclays Capital Inc., BNY Mellon Capital Markets, LLC and Goldman, Sachs & Co., as representatives (the “Representatives”) of the underwriters listed therein (the “Underwriters”), pursuant to which the Company agreed to issue and sell $300,000,000 aggregate principal amount of its 4.650% Notes due 2047 and $400,000,000 aggregate principal amount of its 4.125% Notes due 2026. The offering is anticipated to close on March 15, 2017, subject to the satisfaction of customary closing conditions.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

1.1                            Purchase Agreement, dated March 8, 2017 between the Representatives of the Underwriters and the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 8, 2017	REALTY INCOME CORPORATION

	By:	/s/ MICHAEL R. PFEIFFER

Michael R. Pfeiffer

Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

1.1	Purchase Agreement, dated March 8, 2017, between the Representatives of the Underwriters and the Company.